Exhibit 23.1

Consent of Hansen, Barnett & Maxwell, Certified Public Accountants



HANSEN, BARNETT & MAXWELL                                     (801) 532-2200
A Professional Corporation                                  Fax (801) 532-7944
CERTIFIED PUBLIC ACCOUNTANTS                           5 Triad Center, Suite 750
                                                 Salt Lake City, Utah 84180-1128
                                                           www.hbmcpas.com





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




To the Board of Directors
Benacquista Galleries, Inc.


As independent certified public accountants, we hereby consent to the use of our report dated March 6, 2003 with respect to the financial statements of Benacquista Galleries, Inc. included in this Registration Statement on Form SB-2, and consent to the use of our name in the "Experts" section of this Registration Statement.



                                                       HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
March 24, 2003